EXHIBIT 10.3

SECOND AMENDMENT
TO
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) dated as of December 27, 2005, is made by and between SP REVERCHON OFFICE PROPERTIES, LP, a Delaware limited partnership (“Seller”) and NNN 3500 Maple, LLC, a Delaware limited liability company (“Buyer”), as successor-in-interest to TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company.

RECITALS

A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 21, 2005 (as amended, the “Agreement”) in connection with the sale of that certain property located in the City of Dallas, County of Dallas or the State of Texas, which is commonly known by the street address of 3500 Maple, Dallas, Texas, as more particularly described in the Agreement. The Agreement has been amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of December 23, 2005. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

B. Section 12 of the Agreement provides that upon Closing Seller shall pay a real estate brokerage commission of $1,520,000.00 to Buyer’s affiliate, Triple Net Properties Realty, Inc. (“NNN Realty”).

C. Buyer and Seller now desire to modify the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer do hereby agree that the Agreement is hereby reinstated and amended as follows:

1. Section 12 of the Agreement is hereby amended by deleting the requirement for the Seller to pay NNN Realty a commission of $1,520,000.00.

2. The Agreement is hereby amended to provide that Buyer shall be entitled to a credit against the Purchase Price at Closing in the amount of $1,520,000.00, so that Seller’s obligation to pay the Purchase Price shall be reduced by such amount.

3. All other terms and conditions of the Agreement not specifically modified or supplemented by this Amendment shall remain unchanged and in full force and effect, and the Agreement, as supplemented by this Amendment, is hereby ratified and confirmed. This Amendment (a) shall be governed, construed and enforced under the laws of the State of Texas, (b) contains the entire understanding of the parties with respect to the provisions of the Agreement amended and supplemented hereby, (c) may not be modified except by a writing signed by both parties and (d) and shall be binding upon and inure to the benefit of Seller and Buyer, and their respective successors and permitted assigns.

4. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

5. The parties agree that this Amendment may be transmitted between them by facsimile machine and the parties intend that a faxed Amendment containing either the original and/or copies of the signature of all parties shall constitute a binding Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original agreement and all of which when taken together shall be deemed to be one and the same agreement.

SIGNATURES APPEAR ON FOLLOWING PAGES

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of date set forth above.

SELLER:	SP REVERCHON OFFICE PROPERTIES, LP a Delaware limited partnership

By: SP REVERCHON OFFICE PROPERTIES GP,

LLC, Delaware limited liability company, its sole

	general partner By:	/s/ MICHAEL BURRICHTER

	Name:	MICHAEL BURRICHTER

	Its:	VICE PRESIDENT

	By:	/s/ JOHN M. GILB

	Name:	JOHN M. GILB

	Its:	SECRETARY/TREASURER

BUYER:	NNN 3500 MAPLE, LLC, a Delaware limited liability company By: Triple Net Properties, LLC,

a Virginia limited liability company, Manager

	By:	/s/ LOUIS J. ROGERS

	Name:	LOUIS J. ROGERS

	Title:	PRESIDENT